UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 6, 2014

PROSHARES TRUST II

(Exact Name of each Registrant as Specified in its Charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue,

Suite 1000E

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-6400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ProShares Resumes Issuance of Creation Units by Eleven Exchange-Traded Funds.

ProShare Capital Management LLC, the sponsor and commodity pool operator of the funds, has resumed accepting orders for new Creation Units of the funds. Issuance of new Creation Units was temporarily suspended on May 1, pending the effectiveness and regulatory approval of the post-effective amendment to the funds’ registration statement.

The affected funds are ProShares Ultra DJ-UBS Commodity (UCD), ProShares UltraShort DJ-UBS Commodity (CMD), ProShares Ultra DJ-UBS Natural Gas (BOIL), ProShares UltraShort DJ-UBS Natural Gas (KOLD), ProShares Ultra Australian Dollar (GDAY), ProShares UltraShort Australian Dollar (CROC), ProShares Ultra Euro (ULE), ProShares Short Euro (EUFX), ProShares Ultra Yen (YCL), ProShares Short VIX Short-Term Futures ETF (SVXY) and ProShares VIX Mid-Term Futures ETF (VIXM).

It is possible that the market value of the funds’ shares may be affected by the reopening of the funds, and may be higher or lower than the intraday indicative value of the shares.

Any forward-looking statements herein are based on expectations of the sponsor at this time. Whether or not actual results and developments will conform to the sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in the funds’ prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. The funds and the sponsor undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2014

ProShares Trust II

By:	/s/ Todd B. Johnson
Name: Todd B. Johnson
Title: Principal Executive Officer

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